UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2011
Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

(276) 326-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On April 26, 2011, First Community Bancshares, Inc. (the “Company”) will hold its 2011 Annual Shareholders Meeting. A copy of the meeting presentation is attached as Exhibit 99.1 to this report and incorporated herein by reference. The following are the prepared remarks by John M. Mendez, Chief Executive Officer:

2010 marked significant recovery within the financial sector as Industry profit began a return to normalized earnings.  FDIC-insured institutions reported an aggregate profit of $14.5 billion in the third quarter of 2010, an $11.7 billion improvement from the $2.8 billion the industry earned in the third quarter of 2009, and that trend continued in the fourth quarter with industry profit climbing to $21.7 billion.  That was the sixth consecutive quarter that earnings registered a year-over-year increase, and full year earnings for 2010 reached $87.5 billion, the highest level since 2007.  Almost two out of every three institutions reported improved income versus 2009.  These are clear indications that the industry is improving and recovering from a very deep credit cycle centered in construction and development lending as well as residential, but even with that overall improvement, 1 in 4 institutions still reported a loss in the fourth quarter of 2010 and Industry returns, on average remained historically weak with a reported return on assets of 0.44%, up just 6 basis points from a year ago.

And it is against that backdrop, that we review the annual performance of First Community Bancshares which stands in sharp contract with the industry broadly.

In 2010, your company reported net earnings of $21.8 million, or $1.23 per diluted common share.  This represents a substantial rebound from the prior year which was defined by impairments on investment securities.  In fact, in 2010 we were able to recover a portion of those investments through sales of most of those securities, albeit at much reduced values.

Core earnings for 2010 were just over $20 million or $1.12 per diluted common share.  Core earnings are adjusted for the impact of securities gains, extraordinary OREO losses and other impairments in 2010 which are generally considered to be non-recurring in nature.

2010 earnings were also impacted by continued high levels of credit provisions as reserves were built to cushion continued losses arising primarily from the real estate sector. At year-end 2010 total reserves reached $26.5 million or 1.91% of total loans.  Substantial progress was made on reducing the most significant exposures in the most difficult lending sectors.  At the same time we saw a general decline in the number and severity of losses throughout the year.

This trend of declining losses continued into the first quarter of 2011 as we saw net charge-offs at $1.6 million.  In the first quarter of last year, net charge-offs were $3.4 million.  This substantial decline in net losses and the five-quarter general downward trend is very helpful in allowing us to begin the reduction of credit provisions and see an emergence of normalized earnings in a late-cycle or post-cycle environment.

For the industry as a whole, credit losses have been centered in two primary areas, the two most difficult sectors for the industry have been residential real estate mortgages and construction and development lending.  As it relates to residential real estate, we have had better experience than most.  Our issues in this area have been fairly concentrated in North Carolina.  Other state markets, particularly in West Virginia and southwest Virginia, have performed well.  In the construction and development sector I am able to report that our early attention to exposures and underwriting in this area has resulted in a comparatively attractive risk profile versus the industry and our peers in general.  In this graphic you can see that our exposure to construction and development lending, which has been the leading factor in so many bank failures and recapitalizations, is very low at 7.91% at year-end 2010 and continuing to a very low level of exposure at the end of the first quarter of this year when it fell to 6%, and you can compare that to the peer average of 10.73%.  Accordingly, this area of lending has not been a major issue for our company.

I am very pleased to note that, with improving credit results early in the year, we see earnings for the first quarter at $5.75 million, up $500 thousand or $0.02 per share over the first quarter of 2010.  Earnings at this level result in a return on assets of 1.05%.  Overall, these are very good results for our company at this point in the cycle and with some added costs that we have incurred as we prepared to benefit from continued consolidation within the industry.  While credit provisions were down between the two quarters, operating costs were higher on increased personnel costs, FDIC premiums and a $500 thousand early payment penalty on wholesale funding with the Federal Home Loan Bank.

Operating costs are a current focus in the early part of 2011 as we look for measures to improve efficiency to previous levels.  Already we have made headway in this area, with reductions in the cost of employee benefits and professional services and in other areas as we examine every aspect of operations and look for opportunities for efficiency.

For the first quarter, we believe our results will compare favorably with our industry peers.  In this graphic you see our first quarter Return on Equity versus the average for early reporting peers.

In the critical area of capitalization, we are able to report that the company remains very well capitalized and we continue to build capital through a strong and steady earnings stream.  In the chart you can see our key capital ratios versus our national peers.  Our capital measured on a Risk-Based level is quite high at just over 15% and leverage is over 9%.  Both of these measures compare favorably with industry peers and place us in the Well Capitalized group of banks.  With capital at these levels we consider our company an attractive partner for other banks who may struggle against the headwinds of credit losses, earnings pressures and poor capitalization.  This certainly makes us a contender in our primary markets for merger and acquisition opportunities.

On the topic of consolidation we note that within the industry the process of consolidation did continue but at a slower pace than originally anticipated, although it is noteworthy that the number of insured institutions in the U.S. fell in 2010 from 8,012 to 7,657.  That is a decline of 355 banks or about 4.4% of the total number of banks at December 2009.  We view this as constructive, in terms of our strategic plan, as we have held that there is excess capacity in the industry, particularly with the number of de novo banks formed over the past 10 years or so.  This consolidation process should prove helpful for the industry generally, as operating costs are eliminated, thereby creating a more efficient financial services sector and eliminating some irrational or desperate competitors.
We continue to analyze opportunities within our primary markets which span four states and we believe that growth through strategic acquisitions and appropriately priced, will play a key role in our strategic plan as we continue to move through this credit cycle.

We have received a number of questions regarding our plans for dividends and I know that there is keen interest in future dividend increases.  This is area that the board has deliberated thoroughly and I can tell you that, as a board, we are focused on re-establishing the dividend rate at an optimum level that supports capital growth and current returns to stockholders.  We have seen the large banks recently prepare for dividend increases as they have now been through a second level of stress testing, so there has been a great deal of attention in this area and there is a general feeling that the industry is in a position to begin to re-establish.  At First Community we have maintained a constant $0.10 per share quarterly dividend over the last two years and this currently provides a yield on market near 3%.

Let me close with a few thoughts on the market valuation for our common stock.  We have seen some weakness in our stock value over recent weeks with the volatility in the broader markets.  We began to see some of that recover in the last week.  But generally we have traded at a discount to our bank peers and the broader market.

This is illustrated in the top left of this slide depicting a price to book value of 89% versus our custom peer group at about 102%.  On a price to tangible book basis it is a bit tighter at 135% versus 140%, and this seems to be the prevailing price metric in today’s market.  However, as we see earnings normalize for the entire industry and as we progress beyond the credit cycle we expect that price to earnings will emerge as the standard for valuation.  On this basis we trade at a deeper discount.  This suggests that our earnings have been strong relative to our peers and ultimately, if that continues, we could expect to see some equalization in that multiple.  We look forward to a full return to valuation on price to earnings and recognition of the cash flow producing capacity of the industry and our company in particular.

With that I will close with the expression our belief that, despite the prolonged recessionary conditions and the very difficult real estate conditions, we feel that our performance has lead throughout this economic cycle and is representative of the strength of the franchise and the dedication and talent of our management team and our board of directors.  I would also thank you for your support as customers and stockholders of First Community.

In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934.

Item 9.01                      Financial Statements and Exhibits.

(d)	The following exhibit is included with this report:

	Exhibit No.	Exhibit Description

	99.1	2011 Annual Shareholders Meeting Presentation dated April 26, 2011

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, may include forward-looking statements.  These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially.  These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.  Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	April 26, 2011	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer